Exhibit 10.11

                                    AGREEMENT

     THIS AGREEMENT is entered into as of December 23, 1997, between INTERNATIONAL DISPENSING CORPORATION, a Delaware corporation with principal offices at 342 Madison Ave., Suite 1034, New York, NY 10173 ("IDC"), and WELL MEN INDUSTRIAL COMPANY LIMITED, a Hong Kong registered company with principal offices at Wah Ha Industrial Building, 16F, 8 Shipyard Lane, Quarry Bay, Hong Kong ("Well Men").

                                   BACKGROUND

     A. IDC is engaged in international marketing of new products;

     B. Well Men, directly or through its subsidiary, the Dongguan Well Men Family-Use Electrical Appliance Co. Limited manufactures consumer products for both the Chinese and overseas markets;

     C. IDC and Well Men have entered into a Provisional Agreement dated November 7, 1997 which outlines their desire to develop, promote and market Well Men products in the Chinese and other overseas markets;

     D. IDC and Well Men desire to transform the Provisional Agreement into a formal agreement pursuant to the terms hereof;

IN CONSIDERATION OF THE MUTUAL PROMISES AND COVENANTS CONTAINED HEREIN, AND OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND ADEQUACY OF WHICH IS HEREBY ACKNOWLEDGED, THE PARTIES AGREE AS FOLLOWS:


1.   DEFINITIONS

     1.1 "Chops" shall mean the chops, seals or other instruments which legally bind or obligate the Chinese Corporation.

     1.2 "Patents" shall mean the patents listed on Exhibit A annexed hereto, including all applications therefor, and all other patents relating to the Products and granted to Well Men whether issued in the United States or other countries.

     1.3 "Products" shall mean the following items manufactured by Well Men: (i) water heater; (ii) filter pitcher; and (iii) filters for the filter pitcher.

     1.4 "Shareholders" shall mean Mr. Pan, Mr. Cai and Mr. Ling.


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     1.5  "Territory"  (i) for the  Products  (as defined in Section 1.3 above), shall mean the People's Republic of China and a right of first refusal to IDC for any other territory and (ii) for any other products shall mean the People's Republic of China or any other territory that is mutually agreed to in writing by the parties.

2.   ESTABLISHMENT OF REPRESENTATIVE OFFICE OF IDC

     2.1 IDC agrees to establish and register a Representative Office in Guangzhou, People's Republic of China. IDC agrees to use its best efforts to establish and obtain a Registration Certificate for such Representative Office no later than December 31, 1997. Well Men agrees to assist IDC in all aspects of establishing the Representative Office including without limitation preparation of any necessary documentation, applications, authorizations or registration forms. In addition, Well Men shall act as authorized host and sponsor for IDC's Representative Office. Notwithstanding the foregoing, IDC shall be solely responsible for all costs, fees and expenses related to the establishment of the Representative Office, including without limitation the payment of registration fees, if necessary, to the local foreign economic and trade committee, the local state administration for industry and commerce, the public security bureau, the local customs authority and the local tax bureau. The parties acknowledge that the Representative Office may not directly generate income or execute contracts that generate income. The Representative Office may provide consultation and market research relating to this Agreement.

3.   FORMATION OF CHINESE CORPORATION

     3.1 Simultaneously with the establishment of the Representative Office, Well Men shall assist in the establishment of a corporation registered and licensed in China (the "Chinese Corporation"). The name of the Chinese Corporation shall be IDC Guangzhou Trading Corporation. The business of the Chinese Corporation may be conducted under such other names as is necessary to comply with the laws of any particular jurisdiction in which the Chinese Corporation does business.

     3.2 The principal place of business of the Chinese Corporation shall be the same location of the Representative Office in Suite 2808 Peace World Plaza, Guangzhou, People's Republic of China.

     3.3 The purpose and scope of the Chinese Corporation (with the guidance, advice and consultation of the Representative Office) shall be to sell, promote, market, advertise, and


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solicit  orders  for  the  Products  in the  territory  of  China.  The  Chinese
Corporation  shall use its best efforts and facilities,  and shall make adequate
advertising   expenditures,   to  promote  and  secure  the  maximum   sale  and
distribution of the Products in the People's Republic of China. Well Men gives IDC and the Chinese Corporation all rights to its trade name and trademarks for use in connection with the sale of the Products in the People's Republic of China. The Chinese Corporation shall be responsible for all commercial efforts regarding the sales of the Products within the People's Republic of China.

     3.4 The initial ownership interests in the Chinese Corporation shall be:

                                Percentage                        Capital
                                of Corp.      # of Shares         Contribution

             Mr. Pan            50%            ___                  $32,500 USD
             Mr. Cai            30%            ___                  $19,500 USD
             Mr. Ling           20%            ___                  $13,000 USD

     Notwithstanding any other provision of this Agreement to the contrary, at all times commencing on the date hereof and throughout the term of this Agreement, the percentage interests of the Shareholders shall remain unchanged.

     3.5 The initial capital contributions described above shall be made by each of the Shareholders with the proceeds of a loan by IDC to each of the Shareholders in the amounts shown in Section 3.4 above. Such loan shall be evidenced by a Demand Note made payable by the Shareholder to the order of IDC. In order to secure the payment and performance by each of the Shareholders of such loan and Demand Note, each Shareholder shall grant to IDC a first lien and security interest in the outstanding shares of the Shareholder in the Chinese Corporation by pledging to IDC all of the outstanding shares of the capital stock of the Chinese Corporation owned by him. The Shareholders shall execute and deliver to IDC a Pledge Agreement together with the certificates evidencing the capital stock pledged by them accompanied by stock powers and proxies or other transfer documents endorsed in blank to be held by IDC. IDC shall have recourse only against the pledged shares of the Chinese Corporation and shall not have recourse against any other assets of the Shareholders nor against the Shareholders individually for the loan or the obligations under the Demand Note.

     3.6 The overall management and control of the day-to-day business and affairs of the Chinese Corporation shall be vested in a board of directors (the "Board"). The Board may exercise all such powers of the Chinese Corporation and do all such lawful acts as permitted by law and by this Agreement. The Board shall be composed solely of Mr. Jeff Lewenthal, Mr. Don Crowley and Mr. Pan. Mr. Pan's title shall be Vice President. Mr. Jeff Lewenthal shall be Chairman.

     3.7 The Chinese Corporation shall directly recruit all personnel, employees and agents required to carry out its business. The Chinese Corporation shall open accounts at the same bank and branch as the accounts for the Representative Office of IDC. The authorized signatory


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for the handling of the Chinese  Corporation's  bank accounts  shall be Mr. Pan.
All Chops shall at all times be under the exclusive control of Mr. Don Crowley or IDC's designee.

     3.8 IDC shall be solely responsible for all costs and expenses of the Chinese Corporation until such time as the Chinese Corporation is profitable.

4.   RIGHTS AND OBLIGATIONS OF WELL MEN AND IDC

     4.1 Well Men grants to IDC the exclusive right to market and sell the Products in the Territory as contemplated by this Agreement. IDC accepts its exclusive appointment to market and sell the Products in the Territory as contemplated by this Agreement. IDC shall resell the Products solely to the Chinese Corporation for purposes of selling and marketing in the People's Republic of China. IDC may resell the Products to any affiliate or other entity for purposes of selling and marketing in the Territory other than the People's Republic of China. IDC shall not market or sell any products similar to or competitive with the Products. Sales of the Products may not be made in the Territory except as contemplated by this Agreement.

     4.2 As an initial order pursuant to this Agreement, IDC shall purchase from Well Men the following: 2,750 Water Heater units and 11,000 Pitcher units. The purchase price shall be $60.00 per Water Heater Unit F.O.B. Hong Kong and $6.00 per Pitcher unit F.O.B. Hong Kong. Payment shall be made by irrevocable, transferable Letter of Credit for the benefit of Well Men or any assignee of Well Men.

     4.3 All future orders that IDC places with Well Men for the People's Republic of China will be in sufficient quantities and based primarily on actual orders received by IDC from the Chinese Corporation. The form of payment for such future orders shall be either by (i) irrevocable, transferable Letter of Credit established by IDC for the benefit of Well Men or any assignee of Well Men or (ii) on open account supported by a Standby Letter of Credit in an amount to be mutually agreed upon. The prices per Product for such future orders will also be mutually agreed upon and set forth in written sales orders.

     4.4 Well Men (or MK Wong) assigns and transfers to IDC, without charge but only for the purpose of marketing the products in the Territory, the entire right, title and interest in and to the Patents, including but not limited to all reissues, divisions, continuations and extensions of the Patents and all rights of action arising from the Patents, all claims for damages by reason of past infringement of the Patents and the right to sue and collect damages for such infringement to be held and enjoyed by IDC for its own use and benefit and for its successors and assigns as the same would have been held by Well Men had this assignment not been made. Well Men and MK Wong agree to execute all such further instruments, documents or agreements to further evidence the foregoing assignment of Patents.

     4.5 Well Men grants to IDC a right of first refusal for exclusive rights in the Territory to all new products developed by Well Men and not covered by this Agreement.

     4.6 Well Men hereby warrants that the Products will conform to the applicable specifications for the Products for a period of five (5) years after delivery to any customer or


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enduser.  In the event any of the Products  fail to perform as warranted  within the warranty period, Well Men shall without charge replace such Product with a new one which is free of defects or correct the defect. Well Men agrees to provide full support on after sales service for the products sold to IDC and resold by the Chinese Corporation in the People's Republic of China.

5.   TERM AND TERMINATION

     5.1 This Agreement shall continue for a term of ten years from the date hereof and for successive periods of ten years thereafter unless terminated by either party by written notice sent at least sixty days prior to the expiration of any ten year period.

6.   REPRESENTATIONS

     Each party represents to the other that it has the legal rights and power to enter into this Agreement, and to fully perform its obligations hereunder, and that neither has made nor will make any commitments to others in conflict with or in derogation of such rights or this Agreement. Each party further represents to the other that it is not aware of any legal obstacles, including patent rights of others, which could prevent either party from carrying out the provisions of this Agreement. Well Men represents that it has (or will have ) the exclusive rights to all Patents for the Products.

7.   INDEMNIFICATION

     Each party, upon receipt of prompt notice and opportunity to defend, shall indemnify and hold the other party harmless, and hereby forever releases and discharges the other party from and against all claims, demands, liabilities, damages and expenses (including attorneys' fees) arising out of the negligence of the indemnifying party or its affiliates in connection with the work performed in connection with this Agreement. Well Men agrees to save IDC harmless and indemnify IDC against any loss by way of infringement claims with respect to any products of Well Men.

8.   GENERAL PROVISIONS

     8.1 Except for Section 2 which shall be governed by Chinese law, this Agreement will be governed by and construed under the laws of the State of New York, United States of America.

     8.2 All disputes arising in connection with the present contract shall be finally settled under the Rules of Conciliation and Arbitration of the International Chamber of Commerce in Paris, France by one or more arbitrators appointed in accordance with the said Rules.

     8.3 Each party represents that it and its affiliates are, and further covenants that all times during the term of this Agreement each shall remain, in full compliance with all applicable laws, rules, and regulations governing its and their activities and conduct, including, but not limited to, any such laws, rules and regulations requiring registration with appropriate government agencies.


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     8.4 This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the party to be charged. This Agreement shall constitute the legal, valid, binding and enforceable agreement of the parties.

     8.5 Nonperformance of either party will be excused to the extent that performance is rendered impossible by strike, fire, flood, governmental acts, orders or restrictions, or any other reason where failure to perform is beyond the control and not caused by the negligence of the non-performing party.

     8.6 This Agreement may not be assigned or transferred, nor, except as expressly provided herein, may any right or obligation hereunder be assigned or transferred, to a third party by either party without the prior written consent of the other party hereto. Notwithstanding the foregoing, either party may transfer or assign its rights and obligations under this Agreement to a successor to all or substantially all of its business or assets relating to this Agreement whether by sale, merger, operation of law or otherwise. Subject to the foregoing, this Agreement will be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

     8.7 No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the party to be charged, and the waiver of any breach or default will not constitute a waiver of any other right hereunder or any subsequent breach or default.

     8.8 In the event that it is determined by a court of competent jurisdiction as part of a final nonappealable ruling, government action or binding arbitration, that any provision of this Agreement (or part thereof) is invalid, illegal, or otherwise unenforceable, such provision will be enforced as nearly as possible in accordance with the stated intention of the parties, while the remainder of this Agreement will remain in full force and effect and bind the parties according to its terms. To the extent any provision (or part thereof) cannot be enforced in accordance with the stated intentions of the parties, such provision (or part thereof) will be deemed not to be a part of this Agreement.

     8.9 This Agreement may be executed in two or more counterparts, each of which will be deemed an original.

     IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

                                        WELL MEN INDUSTRIAL COMPANY LIMITED


                                        By:/s/ M.K. Wong
                                        ---------------------
                                        Name: M.K. Wong
                                        Title: Chairman


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                                        INTERNATIONAL DISPENSING CORPORATION


                                        By:/s/ Jon Silverman
                                        ---------------------
                                        Name: Jon Silverman
                                        Title: President


As to Section 4.4, agreed to and Acknowledged:


/s/ M.K. Wong
---------------------
M.K. Wong


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                                    Exhibit A



                   Well Men Industrial Company Limited Patents

Patents covering USA, China and other countries for the following products, are being applied for by Well Men:

                             1. Water Heater
                             2. Filter Pitcher with Filter